Exhibit 10.5
THIRD AMENDMENT AND ASSIGNMENT OF SUBLEASE
     THIS THIRD AMENDMENT AND ASSIGNMENT OF SUBLEASE (the “Amendment”) is made as of this 8th day of October 2007, by and between VISUAL SCIENCES, INC. (formerly known as WEBSIDESTORY, INC.) (“Sublessor”), RF MAGIC, INC. (“Sublessee”) and ENTROPIC COMMUNICATIONS, INC. (“Assignee”).
RECITALS
     A. Sublessor and Sublessee entered into that certain Sublease dated July 3, 2001 for the lease of certain Subleased Premises in the City of San Diego, California, all as more particularly set forth in the Sublease; as amended by that certain Amendment to Sublease dated September 10, 2003 (“First Amendment”); and as further amended by that certain Second Amendment of Sublease dated June 14, 2006 (as so amended, the “Sublease”).
     B. Sublessor and Sublessee desire to further amend the Sublease in order to extend the Sublease Term, as more particularly set forth hereinbelow.
     C. On June 30, 2007, Sublessee was acquired by Assignee and is now a wholly owned subsidiary of Assignee.
     D. Sublessee desires to assign the Sublease to Assignee, and Sublessor desires to accept such assignment.
TERMS
     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Amendment. Section 6 of the Sublease is hereby amended to provide that the Sublease Term expires at 11:59 p.m. on February 29, 2008. The Monthly Basic Rent for the month of January 2008 will be $51,244.80 and the Monthly Basic Rent for the month of February 2008 will be $52,739.44.
     2. Assignment. Sublessee hereby assigns all of Sublessee’s right, title, interest and obligations under the Sublease to Assignee, and Assignee hereby accepts the assignment and assumes and agrees to perform and be bound by all of the terms, covenants, conditions and obligations imposed upon Sublessee under the Sublease arising from and after the date of master Landlord’s consent to this Third Amendment and Assignment of Sublease. Sublessor hereby consents to the foregoing assignment.
     3. Effect. Except as expressly modified by this Amendment, the Sublease shall remain unchanged and in full force and effect.
     4. No Modification or Waiver. Except as otherwise set forth in this Amendment, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Sublease.

     5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.
     6. Successors. The provisions of this Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.
     7. Notice to Lessor of Amendment. Sublessor shall provide Lessor (as defined in the Sublease) with written notice of the Amendment promptly following the execution thereof by Sublessor and Sublessee.
     IN WITNESS WHEREOF, this Amendment has been entered into by the parties as of the day and year first above written.

RF MAGIC, INC. Sublessee
By:	/s/ Kurt Noyes
	Name:	Kurt Noyes
	Title:	CFO

ENTROPIC COMMUNICATIONS, INC. Assignee
By:	/s/ David Lyle
	Name:	David Lyle
	Title:	CFO

VISUAL SCIENCES, INC. (f/k/a WEBSIDESTORY, INC.) Sublessor
By:	/s/ Dru Greenhalgh
	Name:	Dru Greenhalgh
	Title:	General Counsel, Corporate Secretary

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